      As filed with the Securities and Exchange Commission on May 1, 2003
                                                  REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  -------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                  -------------
                                 TOM BROWN, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   95-1949781
                      (IRS Employer Identification Number)

                             555 SEVENTEENTH STREET
                                   SUITE 1850
                             DENVER, COLORADO 80202
                                 (303) 260-5000
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                               DANIEL G. BLANCHARD
                            EXECUTIVE VICE PRESIDENT,
                      CHIEF FINANCIAL OFFICER AND TREASURER
                             555 SEVENTEENTH STREET
                                   SUITE 1850
                             DENVER, COLORADO 80202
                                 (303) 260-5000
       (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)
                                  -------------
                                    Copy to:
                                JEFFERY B. FLOYD
                             VINSON & ELKINS L.L.P.
                              2300 FIRST CITY TOWER
                                   1001 FANNIN
                              HOUSTON, TEXAS 77002
                                 (713) 758-2222
                                  -------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                  -------------

                         CALCULATION OF REGISTRATION FEE

================================================================================================
                                                         PROPOSED MAXIMUM          AMOUNT OF
               TITLE OF EACH CLASS OF                        AGGREGATE         REGISTRATION FEE
        SECURITIES TO BE REGISTERED (1)(2)            OFFERING PRICE (3)(4)           (5)
------------------------------------------------------------------------------------------------
    Debt Securities (6).............................
    Common Stock (including attached preferred
    share purchase rights)(7).......................
    Preferred Stock.................................
    Depositary Shares (8)...........................
    Securities Warrants.............................
    Stock Purchase Contracts (9)....................
    Stock Purchase Units (10).......................
================================================================================================

Total...............................................       $500,000,000              $40,450
================================================================================================

(1) Certain information as to each class of securities to be registered is not specified pursuant to General Instruction II(D) to Form S-3 under the Securities Act of 1933.

(2) This registration statement also covers such indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, securities registered hereunder that provide for conversion, exercise or exchange. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, securities registered hereunder.

(3) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. The proposed maximum offering price per unit will be determined from time to time in connection with, and at the time of, the issuance of the securities.

(4) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $500,000,000, or the equivalent thereof in foreign or composite currencies.

(5) Calculated pursuant to Rule 457(o) at the statutory rate of $80.90 per $1,000,000 of securities registered.

(6) Subject to Note (4) above, there is being registered hereunder an indeterminate amount of debt securities. If any debt securities are issued at an original issue discount, then the offering price may be increased by an amount such that the gross proceeds to be received by the registrant shall be equal to the above amount to be registered. Any offering of debt securities denominated other than in U.S. dollars will be treated as the equivalent of U.S. dollars based on the exchange rate applicable to the purchase of such debt securities at the time of initial offering.

(7) Subject to Note (4) above, there is being registered hereunder an indeterminate number of shares of common stock. Each share of common stock includes an associated preferred share purchase right. Until the occurrence of certain prescribed events, none of which has occurred, the preferred share purchase rights are not exercisable, are evidenced by the certificates representing the common stock, and will be transferred with the common stock.

(8) Subject to Note (4) above, there is being registered hereunder an indeterminate number of depositary shares to be evidenced by depositary receipts issued pursuant to a deposit agreement. If the registrant elects to offer to the public fractional interests in shares of preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing such fractional interests and such shares will be issued to the depositary under the deposit agreement.

(9) Subject to Note (4) above, there is being registered hereunder an indeterminate amount and number of stock purchase contracts, representing obligations to purchase preferred stock, depositary shares, common stock or other securities.

(10) Subject to Note (4) above, there is being registered hereunder an indeterminate amount and number of stock purchase units, consisting of stock purchase contracts together with debt securities, preferred stock, warrants or debt obligations of third parties securing the holders' obligations to purchase the securities under the stock purchase contracts.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                    SUBJECT TO COMPLETION, DATED MAY 1, 2003

PROSPECTUS

                                 TOM BROWN, INC.


                                  $500,000,000

                                 DEBT SECURITIES
                                  COMMON STOCK
                                 PREFERRED STOCK
                                DEPOSITARY SHARES
                               SECURITIES WARRANTS
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS

                                ----------------


     Tom Brown, Inc. may offer and sell the securities listed above from time to time in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of the offering. The aggregate initial public offering price of all securities we offer under this prospectus will not exceed $500,000,000.

     This prospectus provides you with a general description of the securities that may be offered. Each time securities are sold, we will provide one or more supplements to this prospectus that contain more specific information about the offering and the terms of the securities being offered. The supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

     You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our securities.

     Our common stock is listed on the New York Stock Exchange under the symbol "TBI."

                                ----------------


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------


                 THIS PROSPECTUS IS DATED _______________, 2003

                                TABLE OF CONTENTS

ABOUT THIS PROSPECTUS.............................................................................................3
WHERE YOU CAN FIND MORE INFORMATION...............................................................................3
FORWARD-LOOKING STATEMENTS........................................................................................4
ABOUT OUR COMPANY.................................................................................................6
USE OF PROCEEDS...................................................................................................6
RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS...................6
DESCRIPTION OF DEBT SECURITIES....................................................................................7
DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK..................................................................17
DESCRIPTION OF DEPOSITARY SHARES.................................................................................21
DESCRIPTION OF SECURITIES WARRANTS...............................................................................23
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS.................................................24
PLAN OF DISTRIBUTION.............................................................................................25
LEGAL MATTERS....................................................................................................27
EXPERTS..........................................................................................................27

                               -------------------



     You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any dealer, salesman or other person to provide you with additional or different information. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus or any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the "SEC," using a "shelf" registration process. Under this shelf registration process, we may, over time, offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

     Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any prospectus supplement to "Tom Brown," "we," "us" or "our" are to Tom Brown, Inc. and its subsidiaries.

                       WHERE YOU CAN FIND MORE INFORMATION

     This prospectus does not contain all of the information included in the registration statement and all of the exhibits and schedules thereto. For further information about Tom Brown, you should refer to the registration statement. Summaries of agreements or other documents in this prospectus are not necessarily complete. Please refer to the exhibits to the registration statement for complete copies of such documents.

     We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 1-31308). Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy at prescribed rates any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330.

     Our common stock is listed on the New York Stock Exchange under the symbol "TBI." Our reports, proxy statements and other information may be read and copied at the NYSE at 20 Broad Street, 7th Floor, New York, New York 10005.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the securities described in this prospectus are sold:

     o our annual report on Form 10-K/A for the year ended December 31, 2002, filed with the SEC on March 25, 2003;

     o our current reports on Forms 8-K, filed with the SEC on February 25, 2003; and

     o the description of our common stock and attached preferred share purchase rights contained in our Form 8-A registration statement filed with the SEC on April 29, 2002.

     You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing us at the following address or calling us at the following number:

                                 Tom Brown, Inc.
                            Attention: Corporate Secretary
                             555 Seventeenth Street
                                   Suite 1850
                                Denver, Colorado
                                 (303) 260-5000

                           FORWARD-LOOKING STATEMENTS

         Certain matters discussed in this prospectus and the documents we incorporate by reference herein may include "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These forward-looking statements can generally be identified as such because the context of the statement will include words such as we "believe," "anticipate," "expect," "estimate," or words of similar import. Similarly, statements that describe our future plans, objectives or goals or future revenues or other financial metrics are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those anticipated as of the date of this prospectus or the documents we incorporate by reference herein, as applicable. These risks and uncertainties include:

     o the risks associated with exploration and development of oil and gas properties;

     o our ability to find, acquire, market, develop and produce new properties;

     o   natural gas and oil price volatility;

     o uncertainties in the estimation of proved reserves and in the projection of future rates of production and timing of development expenditures;

     o   operating hazards attendant to the natural gas and oil business;

     o downhole drilling and completion risks that are generally not recoverable from third parties or insurance;

     o   lease and rig availability;

     o   complex geology;

     o   potential mechanical failure or under-performance of significant wells;

     o   climatic conditions;

     o   availability and cost of material and equipment;

     o   delays in anticipated start-up dates;

     o   actions or inactions of third party operators of our properties;

     o   our ability to find and retain skilled personnel;

     o   availability of capital;

     o   the strength and  financial resources of our competitors;

     o   legislative and regulatory developments;

     o   inflation rates;

     o   financial market conditions;

     o   future business decisions;

     o   environmental risks; and

     o   general economic, competitive and political conditions.

     Other factors besides those described in this prospectus or the documents we incorporate by reference herein could also affect our actual results. You should not unduly rely on these forward-looking statements, which speak only as of the date such statements are made. Except as otherwise required by law, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date such statements are made or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we file from time to time with the SEC.

                                ABOUT OUR COMPANY

         Tom Brown is engaged primarily in the exploration for, and the acquisition, development, production, marketing, and sale of, natural gas, natural gas liquids and crude oil in North America. Our activities are conducted principally in the Wind River and Green River Basins of Wyoming, the Piceance Basin of Colorado, the Paradox Basin of Utah and Colorado, the Val Verde Basin and Permian Basin of west Texas and southeastern New Mexico, the east Texas Basin and the western Canadian Sedimentary Basin. We also, to a lesser extent, conduct exploration and development activities in other areas of the continental United States and Canada.

         Our executive offices are located at 555 Seventeenth Street, Suite 1850, Denver, Colorado 80202, and our telephone number is (303) 260-5000. We maintain a website on the Internet at http://www.tombrown.com. Unless specifically incorporated by reference in this prospectus, information that you may find on our website is not part of this prospectus.

                                 USE OF PROCEEDS

     Except as may otherwise be described in a prospectus supplement, the net proceeds from the sale of the securities offered pursuant to this prospectus and any prospectus supplement will be used for general corporate purposes. These purposes may include, but are not limited to:

     o   reduction or refinancing of debt or other corporate obligations;

     o   acquisitions;

     o   capital expenditures; and

     o   working capital.

     Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in a prospectus supplement.

      RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO FIXED CHARGES AND
                           PREFERRED STOCK DIVIDENDS

     Our consolidated ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends for each of the periods indicated are as follows:

                                                                          YEAR ENDED DECEMBER 31,
                                                   ----------------------------------------------------------------------
                                                     1998          1999           2000            2001           2002
                                                   ----------    ----------    -----------     -----------    -----------
                                                                          (dollars in millions)
Ratio of earnings to fixed charges..........               --          2.86          17.49           14.42           2.64
Deficiency in the coverage of
  fixed charges by earnings before
  fixed charges.............................        $    71.4            --             --              --             --
Ratio of earnings to fixed charges and
   preferred stock dividends................               --          1.95          14.39           14.42           2.64
Deficiency in the coverage of
  fixed charges and preferred
  stock dividends by earnings before
  fixed charges.............................        $    74.1            --             --              --             --

     ---------------
     o "Earnings" consist of income (loss) before provision for income taxes and cumulative effects of changes in accounting principles, plus fixed charges (excluding capitalized interest).

     o "Fixed charges" consist of interest expense (including amortization of debt discount or premium), and the estimated interest factor attributable to rentals.

     o In 1998, the coverage deficiency was principally related to a $51.3 million impairment provision recognized on our investment in oil and gas properties.

     As of the date of this prospectus, there are no outstanding shares of preferred stock.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities will be either our senior debt securities ("Senior Debt Securities") or our subordinated debt securities ("Subordinated Debt Securities"). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate Indentures between us and a U.S. banking institution selected by us, as "Trustee." Senior Debt Securities will be issued under a "Senior Indenture" and Subordinated Debt Securities will be issued under a "Subordinated Indenture." Together the Senior Indenture and the Subordinated Indenture are called "Indentures." The Debt Securities may be issued from time to time in one or more series.

     We have summarized selected provisions of the Indentures below. The summary is not complete. We have filed the forms of each Indenture with the SEC as an exhibit to the registration statement of which this prospectus is a part. In the summary below we have included references to section numbers of the applicable Indentures so that you can easily locate these provisions. Whenever we refer in this prospectus or in the prospectus supplement to particular sections or defined terms of the Indenture, such sections or defined terms are incorporated by reference herein or therein, as applicable. Capitalized terms used in this summary have the meanings specified in the Indentures.

GENERAL

     The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. (Section 301) We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The Debt Securities will be our unsecured obligations.

     The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined) as described under "-- Subordination of Subordinated Debt Securities" and in the prospectus supplement applicable to any Subordinated Debt Securities. If the prospectus supplement so indicates, the Subordinated Debt Securities will be convertible into our common stock as described in the prospectus supplement.

     The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be offered will be issued and will describe the following terms of such Debt Securities:

         (1)      the title of the Debt Securities;

         (2) whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

         (3)      any limit on the aggregate principal amount of the Debt
                  Securities;

         (4) the dates on which the principal of the Debt Securities will be payable;

         (5) the interest rate which the Debt Securities will bear and the interest payment dates for the Debt Securities;

         (6) the places where payments on the Debt Securities will be payable;

         (7) any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

         (8) any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the Debt Securities;

         (9) the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

         (10)     whether the Debt Securities are defeasible;

         (11)     any addition to or change in the Events of Default;

         (12) whether the Debt Securities are convertible into, or exchangeable for, securities or other property of Tom Brown and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto, the conversion period and other conversion provisions;

         (13) any addition to or change in the covenants in the Indenture applicable to any of the Debt Securities; and

         (14) any other terms of the Debt Securities not inconsistent with the provisions of the Indenture. (Section 301)

     Debt Securities may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

     The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinate in right of payment to the prior payment in full of all of our Senior Debt, including the Senior Debt Securities, and it may also be senior in right of payment to all of our Subordinated Debt. The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

     o the applicability and effect of such provisions upon any payment or distribution of our assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets or any bankruptcy, insolvency or similar proceedings;

     o the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the Subordinated Debt Securities; and

     o the definition of Senior Debt applicable to the Subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.

     The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the Subordinated Debt Securities of that series will be subordinated.

     The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment.

     The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any defeasance or covenant defeasance of the Subordinated Debt Securities as described under "-- Defeasance and Covenant Defeasance."

FORM, EXCHANGE AND TRANSFER

     The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof. (Section 302)

     At the option of the Holder, subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount. (Section 305)

     Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Security Registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement. (Section 305) We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series. (Section 1002).

     If the Debt Securities of any series (or of any series and specified terms) are to be redeemed in part, we will not be required to (i) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified terms, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part. (Section
305)

GLOBAL SECURITIES

     Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities which will have an aggregate principal amount equal to that of the Debt Securities represented thereby. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

     Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the Depositary for such Global Security or any nominee of such Depositary unless:

         (1) the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture,

         (2) an Event of Default with respect to the Debt Securities represented by such Global Security has occurred and is continuing and the Security Registrar has received a written request from the Depositary to issue certificated Debt Securities, or

         (3) other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

     All Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct. (Sections 205 and 305)

     As long as the Depositary, or its nominee, is the registered Holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange therefor and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that it represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions require that some purchasers of Debt Securities take physical delivery of such Debt Securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.

     Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee ("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, the Trustees or the agents of ourself or the Trustees will have any responsibility or liability for any aspect of the Depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest. (Section 307)

     Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture in The City of New York will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture in The City of New York will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series. (Section 1002)

     All moneys paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment thereof. (Section 1003)

CONSOLIDATION, MERGER AND SALE OF ASSETS

     We may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any Person (a "successor Person"), and may not permit any Person to consolidate with or merge into us, unless:

         (1) the successor Person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures,

         (2) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing and

         (3) several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met. (Section 801)

EVENTS OF DEFAULT

     Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:

         (1) failure to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

         (2) failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

         (3) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

         (4) failure to perform or comply with the provisions described under "Consolidation, Merger and Sale of Assets";

         (5) failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the applicable Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in such Indenture; and

         (6) certain events of bankruptcy, insolvency or reorganization affecting us, any Significant Subsidiary or any group of Subsidiaries that together would constitute a Significant Subsidiary. (Section 501)

     If an Event of Default (other than an Event of Default described in clause
(6) above) with respect to the Debt Securities of any series at the time Outstanding shall occur and be continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security or the principal amount of which is not then determinable, such portion of the principal amount of such Debt Security, or such other amount in lieu of such principal amount, as may be specified in the terms of such Debt Security) to be due and payable immediately. If an Event of Default described in clause (6) above with respect to the Debt Securities of any series at the time Outstanding shall occur, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security or other Debt Security, such specified amount) will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. (Section 502) For information as to waiver of defaults, see "-- Modification and Waiver" below.

     Subject to the provisions of the Indentures relating to the duties of the Trustees in case an Event of Default shall occur and be continuing, each Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to such Trustee reasonable indemnity. (Section
603) Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. (Section 512)

     No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

         (1) such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series,

         (2) the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee and

         (3) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 507)

     However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security or, if applicable, to convert such Debt Security. (Section 508)

     We will be required to furnish to each Trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults. (Section 1004)

MODIFICATION AND WAIVER

     Modifications and amendments of an Indenture may be made by us and the applicable Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

         (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security,

         (2) reduce the principal amount of, or any premium or interest on, any Debt Security,

         (3) reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof,

         (4) change the place or currency of payment of principal of, or any premium or interest on, any Debt Security,

         (5) impair the right to institute suit for the enforcement of any payment on or any conversion right with respect to any Debt Security,

         (6) in the case of Subordinated Debt Securities, modify the subordination or conversion provisions in a manner adverse to the Holders of the Subordinated Debt Securities,

         (7) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture,

         (8) reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults or

         (9) modify such provisions with respect to modification and waiver. (Section 902)

     The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture. (Section 1009) The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series affected. (Section 513)

     The Indentures provide that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date,

         (1) the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the Maturity thereof to such date,

         (2) if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security and

         (3) the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (1) or (2) above, of the amount described in such clause).

     Certain Debt Securities, including those for whose payment or redemption money has been deposited or set aside in trust for the Holders and those that have been fully defeased pursuant to Section 1502, will not be deemed to be Outstanding. (Section 101)

     Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, such action may be taken only by persons who are Holders of Outstanding

Debt Securities of that series on the record date. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time. (Section
104)

DEFEASANCE AND COVENANT DEFEASANCE

     If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of Section 1502, relating to defeasance and discharge of indebtedness, or Section 1503, relating to defeasance of certain restrictive covenants applied to the Debt Securities of any series, or to any specified part of a series. (Section 1501)

     DEFEASANCE AND DISCHARGE. The Indentures provide that, upon our exercise of our option (if any) to have Section 1502 applied to any Debt Securities, we will be discharged from all our obligations, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination (but not to conversion, if applicable) will cease to be effective, with respect to such Debt Securities (except for certain obligations to exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things,

         (1) we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur;

         (2) no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing;

         (3) such deposit, defeasance and discharge will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or by which we are bound;

         (4) in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any of our Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any of our Senior Debt and no other event of default with respect to any of our Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

         (5) we have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940. (Sections 1502 and 1504)

     DEFEASANCE OF CERTAIN COVENANTS. The Indentures provide that, upon our exercise of our option (if any) to have Section 1503 applied to any Debt Securities, we may omit to comply with certain restrictive covenants, including those that may be described in the applicable prospectus supplement, the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants) and clauses (6) and (7) under "Events of Default" and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination (but not to conversion, if applicable) will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel that in effect says that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4) and (5) above are satisfied. If we exercise this option with respect to any Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments. (Sections 1503 and 1504)

NOTICES

     Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register. (Sections 101 and 106)

TITLE

     We, the Trustees and any agent of us or a Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes. (Section 308)

TRUSTEES

     We may maintain banking and other commercial relationships with any Trustee and its affiliates in the ordinary course of business and any Trustee may own debt securities and serve as Trustee under our other indentures.

GOVERNING LAW

     The Indentures and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York. (Section 112)

                 DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

     Our authorized capital stock currently consists of 55,000,000 shares of common stock, $.10 par value per share, and 2,500,000 shares of preferred stock, $.10 par value per share. The following summary description relating to the capital stock does not purport to be complete. For a detailed description, reference is made to our certificate of incorporation.

COMMON STOCK

     Our common stock is traded on the New York Stock Exchange under the symbol "TBI." As of April 29, 2003, 39,419,303 shares of common stock were issued and held of record by approximately 1,758 holders.

     Holders of shares of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. There are no cumulative voting rights with respect to the election of directors. Holders of common stock have no preemptive rights and are entitled to such dividends as may be declared by our board of directors out of legally available funds. The common stock is not entitled to any sinking fund, redemption or conversion provisions. If we liquidate, dissolve, or wind up our business, the holders of common stock will be entitled to share ratably in our net assets remaining after the payment of all creditors and the liquidation preferences of any preferred stock. The outstanding shares of common stock are, and additional shares of common stock that we issue will be, fully paid and non-assessable. We have never paid any cash dividends and do not intend to pay any cash dividends on the common stock in the foreseeable future.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the common stock, as well as the rights agent under our rights plan, is EquiServe Trust Company, N.A.

PREFERRED STOCK

     The prospectus supplement will specify any terms of any series of preferred stock offered by it including:

     o the series, the number of shares offered and the liquidation value of the preferred stock,

     o   the price at which the preferred stock will be issued,

     o the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock,

     o   the liquidation preference of the preferred stock,

     o whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund,

     o whether the preferred stock is convertible into or exchangeable for any other securities, and the terms of any such conversion or exchange, and

     o any additional rights, preferences, qualifications, limitations or restrictions of the preferred stock.

     The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the statement of resolution relating to the applicable series of preferred stock. The registration statement of which this prospectus forms a part will include the statement of resolution as an exhibit or will incorporate it by reference.

     Our certificate of incorporation authorizes our board to issue up to 2,500,000 shares of preferred stock without stockholder approval and to set the rights, preferences and other designations, including voting rights, of those shares as our board of directors may determine. These provisions, alone or in combination with each other and with the stockholder rights plan described below, may discourage transactions involving actual or potential changes of control of Tom Brown, including transactions that otherwise could involve payment of a premium over prevailing market prices to holders of common stock.

SPECIAL PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND DELAWARE LAW

     Our certificate of incorporation and bylaws contain provisions that may have the effect of delaying, deferring or preventing a change in control of Tom Brown. These provisions, among other things, provide for noncumulative voting in the election of directors, impose certain procedural requirements on stockholders who wish to make nomination for the election of directors or propose other actions at stockholders' meetings and two-thirds voting requirements for the amendment of certain provisions of our bylaws.

     Our certificate of incorporation limits the liability of our directors (in their capacity as directors but not in their capacity as officers) to us or our stockholders. Specifically, our directors will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability for (a) any breach of the director's duty of loyalty to Tom Brown or our stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (d) any transaction from which the director derived an improper personal benefit. In addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, a director will not be liable to the fullest extent permitted by any amendment to the Delaware General Corporation Law hereafter enacted that further limits the liability of a director.

     Our bylaws and certificate of incorporation provide that we shall indemnify our officers, directors, employees and agents to the full extent permitted by law only if such indemnification with respect to any particular proceeding is authorized by our board of directors. In addition, we may pay expenses incurred in defending any proceeding in advance of its final disposition if the indemnified person undertakes to repay all amounts advanced if it should ultimately be determined that such person was not entitled to indemnification.

     Section 145 of the Delaware General Corporation Law, inter alia, authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any suit or proceeding (other than an action by or in the right of the corporation) because such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Similarly, indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any pending, completed or threatened action or suit by or in the right of a corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him.

     We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (a) before that person became an interested stockholder, the corporation's board of directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (b) upon completion of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (c) following the transaction in which that person became an interested stockholder, the business combination is approved by the corporation's board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder. Under Section 203, these restrictions also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors, if that extraordinary transaction is approved or not opposed by a majority of the directors who were directors before any person became an interested stockholder in the previous three years or who were recommended for election or elected to succeed such directors by a majority of such directors then in office. "Business combination" includes mergers, assets sales and other transactions resulting in a financial benefit to the stockholder. "Interested stockholder" is a person who, together with affiliates and associates, owns (or, within three years, did own) 15% or more of the corporation's voting stock.

STOCKHOLDER RIGHTS PLAN

     We have a stockholder rights plan.

     Under the rights plan, each right entitles the registered holder to purchase from us one-hundredth of a share of our Series B Preferred Stock, $.10 par value (the "preferred shares"), at a price of $120 per one one-hundredth of a preferred share, subject to adjustment.

     Until the distribution date the rights will be evidenced by the certificates representing our common stock.

     The rights will separate from the common stock, or a distribution date will occur, upon the earlier of:

     o 10 business days following a public announcement that a person or group of affiliated or associated persons acquired beneficial ownership of 15% or more of our outstanding common stock (an "acquiring person"), subject to certain exceptions set forth in the rights plan, or

     o 10 business days following the commencement or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of our common stock.

     Until the distribution date, the rights will be transferred with and only with our common stock. As soon as practicable following the distribution date, separate certificates evidencing the rights will be mailed to holders of record of our common stock as of the close of business on the distribution date and such separate rights certificates alone will thereafter evidence the rights.

     The rights are not exercisable until the distribution date. The rights will expire on March 1, 2011, unless the expiration date is extended or unless the rights are earlier redeemed as described below.

     The preferred shares purchasable upon exercise of the rights will be nonredeemable. Each preferred share will have a minimum preferential quarterly dividend rate of $1.00 per share, but will be entitled to an aggregate dividend of 100 times the dividend, if any, declared on our common stock. In the event of liquidation, the holders of the preferred shares will receive a preferential liquidation payment of $100 per share, but will be entitled to receive an aggregate liquidation payment equal to 100 times the payment made per share of common stock. Each preferred share will have one hundred votes, voting together with the common stock. Finally, in the event of any merger, consolidation or other transaction in which common stock is exchanged, each preferred share will be entitled to receive 100 times the amount received per share of common stock.

     Because of the nature of the preferred shares' dividend, liquidation and voting rights, the value of one one-hundredth interest in a preferred share purchasable upon exercise of each right should approximate the value of one share of common stock.

     The purchase price and the number of preferred shares or other securities issuable upon exercise of the rights are subject to adjustment from time to time to prevent dilution.

     If, after any person becomes an acquiring person, we were acquired in a merger or other business combination transaction or more than 50% of our consolidated assets, earning power or cash flow generation capacity were sold, proper provision will be made so that each holder of a right will thereafter have the right to receive upon the exercise thereof at the then current purchase price of the right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the purchase price of the right.

     In the event any person becomes an acquiring person, each right then outstanding would "flip-in" and become a right to buy that number of shares of common stock that at the time of such acquisition would have a market value of two times the exercise price of the right. The acquiring person who triggered the rights would be excluded from the "flip-in" because his rights would have become void upon his triggering acquisition.

     At anytime after a person has become an acquiring person and the acquiring person owns less than 50% of our voting shares then outstanding, our board of directors would have the option to issue shares of common stock in exchange for the rights (other than rights owned by the acquiring person which would be void) at the rate of one share for each right.

     At any time prior to a person becoming an acquiring person, our board of directors may redeem the rights in whole, but not in part, at a price of $.01 per right subject to adjustment. Immediately upon the action of our board of directors ordering redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

     The terms of the rights may be amended by our board of directors without the consent of the holders of the rights. However, from and after the date that any person becomes an acquiring person, the rights may be amended by our board of directors solely in order (1) to cure any ambiguity, (2) to correct or supplement any defective or otherwise inconsistent provision in the rights plan,
(3) subject to certain restrictions, to shorten or lengthen any time period or
(4) to otherwise change or supplement the rights plan in a manner that does not adversely affect the interests of the holders of the rights (other than an acquiring person or an affiliate or associate of an acquiring person). The amendment provision of the rights plan provides that the 15% threshold can be lowered to not less than 10%; provided, however, that no person who then beneficially owns a number of shares of common stock equal to or greater than the reduced threshold shall be an acquiring person unless such person acquires additional shares.

                        DESCRIPTION OF DEPOSITARY SHARES

GENERAL

     We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock. A prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a depositary that is a bank or trust company that meets certain requirements and is selected by us. Each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

     We have summarized selected provisions of the deposit agreement and the depositary receipts. The summary is not complete. The forms of the deposit agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the Securities and Exchange Commission on a Current Report on Form 8-K prior to our offering of the depositary shares, and you should read such documents for provisions that may be important to you.

DIVIDENDS AND OTHER DISTRIBUTIONS

     If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the depositary will distribute the property to the record holders of the depositary shares. If, however, the depositary determines that it is not feasible to make the distribution of property, the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the holders of the preferred stock.

REDEMPTION OF DEPOSITARY SHARES

     If we redeem a series of preferred stock represented by depositary shares, the depositary will redeem the depositary shares from the proceeds received by the depositary in connection with the redemption.

The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the depositary may determine.

VOTING THE PREFERRED STOCK

     Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the depositary as to how to vote the preferred stock represented by such holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

AMENDMENT AND TERMINATION OF THE DEPOSITARY AGREEMENT

     The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. Any amendment that materially and adversely alters the rights of the holders of depositary shares will not, however, be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by the depositary or us only if (a) all outstanding depositary shares have been redeemed or (b) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

CHARGES OF DEPOSITARY

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

WITHDRAWAL OF PREFERRED STOCK

     Upon surrender of depositary receipts at the principal office of the depositary, subject to the terms of the deposit agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

MISCELLANEOUS

     The depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock.

     Neither we nor the depositary will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. The obligations of the depositary and us under the deposit agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The depositary may resign at any time by delivering notice to us of its election to do so, and we may at any time remove the depositary. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $100,000,000.

                       DESCRIPTION OF SECURITIES WARRANTS

     We may issue securities warrants for the purchase of debt securities, preferred stock, depositary shares, common stock or other securities. Securities warrants may be issued independently or together with debt securities, preferred stock, depositary shares, common stock or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of securities warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in a prospectus supplement relating to the particular issue of securities warrants. The securities warrant agent will act solely as our agent in connection with the securities warrants and will not assume any obligation or relationship of agency or trust for or with any holders of securities warrants or beneficial owners of securities warrants.

     We have summarized selected provisions of the securities warrant agreements. A form of the applicable securities warrant agreement will be filed with the Securities and Exchange Commission on Form 8-K prior to any offering of the applicable warrants. A prospectus supplement relating to a particular issue of securities warrants will contain the terms of and information relating to that issue of securities warrants, including, where applicable:

     o the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of securities warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

     o the number of shares of common stock purchasable upon the exercise of securities warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

     o the number of shares and series of preferred stock or depositary shares purchasable upon the exercise of securities warrants to purchase preferred stock or depositary shares and the price at which such number of shares of such series of preferred stock or depositary shares may be purchased upon such exercise;

     o the designation and number of units of other securities purchasable upon the exercise of securities warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

     o the date on which the right to exercise such securities warrants shall commence and the date on which such right shall expire;

     o United States federal income tax consequences applicable to such securities warrants;

     o the amount of securities warrants outstanding as of the most recent practicable date; and

     o   any other terms of such securities warrants.

     Securities warrants will be issued in registered form only. The exercise price for securities warrants will be subject to adjustment in accordance with a prospectus supplement relating to the particular issue of securities warranties.

     Each securities warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of common stock, preferred stock, depositary shares or other securities at such exercise price as shall in each case be set forth in, or calculable from, a prospectus supplement relating to the securities warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised securities warrants will become void. The place or places where, and the manner in which, securities warrants may be exercised shall be specified in a prospectus supplement relating to such securities warrants.

     Prior to the exercise of any securities warrants to purchase debt securities, common stock, preferred stock, depositary shares or other securities, holders of such securities warrants will not have any of the rights of holders of debt securities, common stock, preferred stock, depositary shares or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in any applicable indenture, or to receive payments of dividends, if any, on the common stock, preferred stock or depositary shares purchasable upon such exercise, or to exercise any applicable right to vote.

        DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as "stock purchase contracts." The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase the securities under the stock purchase contracts, which we refer to herein as "stock purchase units." The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

     The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

     o   the names of the selling stockholders;

     o the number of shares of common stock held by each of the selling stockholders;

     o the percentage of the outstanding common stock held by each of the selling stockholders; and

     o the number of shares of common stock offered by each of the selling stockholders.

                              PLAN OF DISTRIBUTION


     Any of the securities that may be offered by us pursuant to this prospectus may be sold in or outside the United States through underwriters or dealers, agents or directly to one or more purchasers, including our existing stockholders in a rights offering. The prospectus supplement relating to any offering of securities will include, to the extent required, the following information:

     o   the terms of the offering;

     o   the names of any underwriters, dealers or agents;

     o   the name or names of any managing underwriter or underwriters;

     o   the purchase price of the securities from us;

     o   the net proceeds to us from the sale of the securities;

     o   any delayed delivery arrangements;

     o any underwriting discounts, commissions and other items constituting underwriters' compensation;

     o   any initial public offering price;

     o   any discounts or concessions allowed or reallowed or paid to dealers;
         and

     o   any commissions paid to agents.

     If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change, from time to time, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     If we use dealers in the sale of securities, the securities will be sold directly to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.

     We may sell the securities directly. In this case, no underwriters or agents would be involved. We may sell securities upon the exercise of rights that we may issue to our securityholders. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

     We may sell the securities through agents we designate from time to time. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

     If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us, at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

     We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their business.

                                  LEGAL MATTERS

     The validity of securities will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

                                     EXPERTS

     The consolidated financial statements of Tom Brown, Inc. as of December
31, 2002, and for the year ended December 31, 2002, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2002, consolidated financial statements refers to a change in the method of accounting for goodwill and other intangible assets in 2002, and the method of accounting for derivative instruments and hedging activities in 2001.

     The consent of Arthur Andersen LLP to the inclusion of its report regarding the consolidated financial statements of Tom Brown with respect to periods prior to 2002, incorporated in this prospectus and elsewhere in this registration statement by reference, is omitted pursuant to the Securities Act Rule 437a. In June of 2002, Arthur Andersen LLP was convicted of obstructing justice, which is a felony offense. The SEC prohibits firms convicted of a felony from auditing public companies. Arthur Anderson LLP is thus unable to deliver a consent with respect to such financial statements. Because Arthur Andersen LLP has not consented to the inclusion of their report in this prospectus, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statement of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

     The estimated reserve evaluations and related calculations, which were prepared by our petroleum engineering staff and reviewed by Ryder Scott Company, L.P., independent petroleum engineering consultants, incorporated by reference in this prospectus have been incorporated by reference in reliance on the authority of said firm as experts in petroleum engineering.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses of this offering (all of which are to be paid by the registrant) are estimated to be as follows:

     Securities and Exchange Commission registration fee..................................... $         40,450
     Legal fees and expenses.................................................................          200,000
     Accounting fees and expenses............................................................          200,000
     Trustee fees and expenses...............................................................           50,000
     Printing expenses.......................................................................          200,000
     Miscellaneous...........................................................................            9,550
                                                                                               ---------------
           Total............................................................................. $        700,000
                                                                                               ===============

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our bylaws and certificate of incorporation provide that we shall indemnify our officers, directors, employees and agents to the full extent permitted by law only if such indemnification with respect to any particular proceeding is authorized by our board of directors. In addition, we may pay expenses incurred in defending any proceeding in advance of its final disposition if the indemnified person undertakes to repay all amounts advanced if it should ultimately be determined that such person was not entitled to indemnification.

     Section 145 of the Delaware General Corporation Law, inter alia, authorizes a corporation to indemnify any person who was or is a party or its threatened to be made a party to any suit or proceeding (other than an action by or in the right of the corporation) because such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Similar indemnity is authorized for such persons against expenses (including attorney's fees) actually and reasonably incurred in defense or settlement of any pending, completed or threatened action or suit by or in the right of a corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him.

ITEM 16.  EXHIBITS

(a)      Exhibits:

       **1.1  -     Form of Underwriting Agreement.

         3.1  -     Certificate of Incorporation, as amended, of the registrant
                    (incorporated by reference to Exhibit 3.1 in the
                    registrant's Form S-8 filed with the Securities and
                    Exchange Commission on December 6, 2000).
         3.2  -     Amended and Restated Bylaws, dated May 10, 2001
                    (incorporated by reference to Exhibit 3.1 in the
                    registrant's Form 10-Q for the quarterly period ended
                    March 31, 2001, and filed with the Securities and Exchange
                    Commission on May 14, 2001).
         4.1  -     First Amended and Restated Rights Agreement dated March 1,
                    2001 between the registrant and EquiServe Trust Company,
                    N.A. (incorporated by reference to Exhibit 4.2 in the
                    registrant's Form 10-K for the fiscal year ended
                    December 31, 2000, and filed with the Securities and
                    Exchange Commission on March 13, 2001).
        *4.2  -     Form of Senior Indenture.
        *4.3  -     Form of Subordinated Indenture.
       **4.4  -     Form of Debt Securities.
       **4.5  -     Form of Securities Warrants.
       **4.6  -     Form of Depositary Agreement.
       **4.7  -     Form of Depositary Receipts.
       **4.8  -     Form of Stock Purchase Contracts.
       **4.9  -     Form of Stock Purchase Units.
        *5.1  -     Opinion of Vinson & Elkins L.L.P.
       *12.1  -     Computation of Ratio of Earnings to Fixed Charges and Ratio
                    of Earnings to Fixed Charges and Preferred Stock Dividends.
       *23.1  -     Consent of KPMG LLP.
       *23.2  -     Consent of Ryder Scott Company, L.P.
        23.3  -     Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).
        24.1  -     Powers of Attorney (included on the signature page of this registration statement).
      **25.1  -     Form T-1 Statement of Eligibility and Qualification under
                    the Trust Indenture Act of 1939 of the Trustee under the
                    Senior Indenture.
      **25.2  -     Form T-1 Statement of Eligibility and Qualification under
                    the Trust Indenture Act of 1939 of the Trustee under the
                    Subordinated Indenture.

----------
*   Filed herewith.
**  To be filed by amendment or in a Current Report on Form 8-K.

ITEM 17. UNDERTAKINGS

     (a)   The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of either of the registrant pursuant to any charter provision, bylaw, contract, arrangement, statute or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 1st day of May, 2003.


                                            TOM BROWN, INC.


                                            By: /s/ JAMES D. LIGHTNER
                                               ---------------------------------
                                               James D. Lightner
                                               Chairman, Chief Executive Officer
                                               and President

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James D. Lightner and Daniel G. Blanchard, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-3 Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 1st day of May, 2003.


                      SIGNATURE                                                       TITLE
                      ---------                                                       -----
              /s/ JAMES D. LIGHTNER
----------------------------------------------------             Chairman, Chief Executive Officer and President
                  James D. Lightner                                        (principal executive officer)

             /s/ DANIEL G. BLANCHARD
----------------------------------------------------                     Executive Vice President, Chief
                 Daniel G. Blanchard                                     Financial Officer and Treasurer
                                                                          (principal financial officer)
               /s/ RICHARD L. SATRE
----------------------------------------------------                               Controller
                   Richard L. Satre                                       (principal accounting officer)

               /s/ THOMAS C. BROWN
----------------------------------------------------
                   Thomas C. Brown                                                     Director

             /s/ DAVID M. CARMICHAEL
----------------------------------------------------
                 David M. Carmichael                                                   Director

                 /s/ HENRY GROPPE
----------------------------------------------------
                     Henry Groppe                                                      Director

                      SIGNATURE                                                     TITLE
                      ---------                                                     -----
              /s/ EDWARD W. LEBARON, JR.
----------------------------------------------------
                Edward W. LeBaron, Jr.                                             Director

             /s/  ROBERT H. WHILDEN, JR.
----------------------------------------------------
                Robert H. Whilden, Jr.                                             Director

                  /s/ WAYNE W. MURDY
----------------------------------------------------
                    Wayne W. Murdy                                                 Director

                /s/ JAMES B. WALLACE
----------------------------------------------------
                   James B. Wallace                                                Director

               /s/ JOHN C. LINEHAN
----------------------------------------------------
                   John C. Linehan                                                 Director

               /s/ KENNETH B. BUTLER
----------------------------------------------------
                   Kenneth B. Butler                                               Director

                                INDEX TO EXHIBITS

       **1.1  -     Form of Underwriting Agreement.
         3.1  -     Certificate of Incorporation, as amended, of the registrant
                    (incorporated by reference to Exhibit 3.1 in the
                    registrant's Form S-8 filed with the Securities and
                    Exchange Commission on December 6, 2000).
         3.2  -     Amended and Restated Bylaws, dated May 10, 2001
                    (incorporated by reference to Exhibit 3.1 in the
                    registrant's Form 10-Q for the quarterly period ended March
                    31, 2001, and filed with the Securities and Exchange
                    Commission on May 14, 2001).
         4.1  -     First Amended and Restated Rights Agreement dated March 1,
                    2001 between the registrant and EquiServe Trust Company,
                    N.A. (incorporated by reference to Exhibit 4.2 in the
                    registrant's Form 10-K for the fiscal year ended
                    December 31, 2000, and filed with the Securities and
                    Exchange Commission on March 13, 2001).
        *4.2  -     Form of Senior Indenture.
        *4.3  -     Form of Subordinated Indenture.
       **4.4  -     Form of Debt Securities.
       **4.5  -     Form of Securities Warrants.
       **4.6  -     Form of Depositary Agreement.
       **4.7  -     Form of Depositary Receipts.
       **4.8  -     Form of Stock Purchase Contracts.
       **4.9  -     Form of Stock Purchase Units.
        *5.1  -     Opinion of Vinson & Elkins L.L.P.
       *12.1  -     Computation of Ratio of Earnings to Fixed Charges and Ratio
                    of Earnings to Fixed Charges and Preferred Stock Dividends.
       *23.1  -     Consent of KPMG LLP.
       *23.2  -     Consent of Ryder Scott Company, L.P.
        23.3  -     Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).
        24.1  -     Powers of Attorney (included on the signature page of this registration statement).
      **25.1  -     Form T-1 Statement of Eligibility and Qualification under
                    the Trust Indenture Act of 1939 of the Trustee under the
                    Senior Indenture.
      **25.2  -     Form T-1 Statement of Eligibility and Qualification under
                    the Trust Indenture Act of 1939 of the Trustee under the
                    Subordinated Indenture.

----------
*   Filed herewith.
**  To be filed by amendment or in a Current Report on Form 8-K.